Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 13, 2003 accompanying the financial statements of Crescent Moon, Inc. which are included in this Form SB-2/A3 registration statement. We consent to the inclusion in the registration statement of the aforementioned reports.



                             /s/ Robison, Hill & Company
                             Robison, Hill & Company
                             Certified Public Accountants
                             Salt Lake City, Utah
                             May 18, 2004